Exhibit 10.11

CARDINAL FINANCIAL CORPORATION

INCENTIVE STOCK OPTION AGREEMENT

                This Incentive Stock Option Agreement (this “Agreement”), dated as of the Grant Date set forth below, is by and between Cardinal Financial Corporation, a Virginia corporation (the “Corporation”), and the key employee of the Corporation identified below (the “Optionee”).  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Corporation and the Optionee, the parties hereto agree as follows:

                                                Optionee:

                                                Grant Date:

                                                Number of shares of Common Stock

                                                subject to option (“Option Shares”):

                                                Exercise Price per Option Share:

                                                Vesting:                                                                                        20% per year on the anniversary date of the grant.

                                                Optionee’s Address for Notices:

                                                Exhibit A attached hereto is incorporated herein by reference.

                                                IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Grant Date.

CARDINAL FINANCIAL CORPORATION

By:
Name:	Bernard H. Clineburg
Title:	Chairman & CEO

EXHIBIT A

TO

CARDINAL FINANCIAL CORPORATION

INCENTIVE STOCK OPTION AGREEMENT

                1.             Grant of Option. Subject to the provisions of the Cardinal Financial Corporation 2002 Stock Option Plan and from time to time thereafter (the “Plan”) and this Agreement, the Corporation hereby grants to the Optionee the right and option (the “Option”) to purchase from the Corporation shares of the Corporation’s Common Stock. The number of shares covered by the Option (the “Option Shares”) and the exercise price per share are set forth on the cover page to this Agreement (the “Cover Page”).  The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent possible.  To the extent the Option is not so qualifying, it shall be treated as a nonqualified stock option.  If an Option is treated as an incentive stock option in part and as a nonqualified stock option in part, the Optionee may designate which portion of such Option the Optionee is exercising and separate certificates representing each such portion shall be issued upon the exercise of the Option.  In the absence of such designation, the Optionee shall be deemed to have exercised the incentive stock option portion of the Option first.

                2.             Vesting and Expiration.

                                (a)           The Option shall become exercisable as set forth on the Cover Page; provided that, except as otherwise expressly provided in this Agreement, the Optionee is employed by the Corporation on the date of exercise.

                                (b)           Notwithstanding any other provision hereof, the Option shall expire on the tenth anniversary of the Grant Date.

                3.             Exercise Following Termination of Employment. If the Optionee’s employment with the Corporation is terminated for any reason, including death or Disability (as defined below), the outstanding portion of the Option shall, to the extent then vested, remain exercisable until the first to occur of (a) the tenth anniversary of the Grant Date and (b) the expiration of three months after the date of termination of the Optionee’s employment with the Corporation, provided that if the Optionee ceases to be employed by the Corporation by reason of death or Disability, the period referred to in this clause (b) shall be one (1) year following the date the Optionee ceases to be an employee of the Corporation.  As used herein, “Disability” means the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than one (1) year.

                4.             Effect of Change of Control on Vesting.  In the event of a merger, or consolidation of the Corporation with or into another unaffiliated entity, or the acquisition by another unaffiliated entity or person, or a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, of all or substantially all of the Corporation’s assets or more than fifty percent (50%) of the voting power represented by the Corporation’s then outstanding voting stock, or the liquidation, dissolution, or winding up of the Corporation (other than a restructuring transaction which results in the continuation of the Corporation’s business by an affiliated company), then the Option shall immediately become exercisable with respect to all Option Shares and at the discretion of the Corporation:  (a) the Option shall be assumed or an equivalent Option substituted by any successor corporation to the Corporation, or (b) the Corporation shall make provision for the Optionee to exercise the Option, for a minimum of ten (10) days prior to such event, as to all Option Shares.

5.             Exercise. The Option may be exercised by delivering to the Corporation at its principal offices a written notice, signed by a person entitled to exercise the Option, of the election to exercise the Option and stating the number of Option Shares to be purchased. Such notice shall be accompanied by the payment of the full exercise price of the Option Shares to be purchased. Upon payment in accordance with the Plan and within the time period specified by the Corporation of the amount, if any, required to be withheld for Federal, state and local tax purposes on account of the exercise of the Option (provided that the Optionee may at the time of exercise authorize the Corporation to withhold from the Optionee’s next salary or other payment, if any, all or part of the amount, if any, required to be withheld by the Corporation on account of such exercise), the Option shall be deemed exercised as of the date the Corporation received such notice. Upon the proper exercise of the Option and proper payment as set forth under Section 6, subject to the other provisions of this Agreement, the Corporation shall issue in the name of the person exercising the Option, and deliver to such person, a certificate or certificates for the Option Shares purchased.

6.             Payment.  Payment of the full exercise price shall be in the form of cash, Option Shares of capital stock of the Corporation having a fair market value (as defined in the Plan) on the date of exercise equal to the full exercise price, or by any combination of cash and Option Shares of such capital stock.

7.             Nontransferability of Option. The Option shall not be transferable by the Optionee except by will or the laws of descent and distribution. In the event of any such transfer, the Option must be transferred to the same person or persons or entity or entities. Without limiting the generality of the foregoing, the Option shall not be sold, transferred except as aforesaid, assigned, pledged or otherwise encumbered or disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, assignment or other encumbrance or disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect. During the lifetime of the Optionee, the Option may be exercised only by the Optionee or the Optionee’s agent, attorney-in-fact or guardian. Following the death of the Optionee, the Option may be exercised by the Optionee’s beneficiary or estate to the extent permitted by Section 3.

8.             Disposition of Option Shares.  Without limiting the generality of Section 7, the Optionee shall notify the Corporation in writing of any sale or other disposition of any Option Shares purchased upon the exercise of the Option if such sale or disposition occurs (a) within two (2) years of the Grant Date or (b) within one (1) year after the exercise of the Option with respect to such Option Shares, whichever occurs later.

9.             Adjustments Upon Change in Common Stock. Upon the occurrence of the events referred to in Article VII of the Plan, the Board of Directors of the Corporation shall make appropriate adjustments to the relevant provisions of the Option in accordance with the terms of the Plan.

10.           Compliance with Securities Laws.  The Option and the Option Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and under any applicable state securities laws (the Securities Act and such state laws being hereinafter sometimes referred to as the “Securities Laws”).

11.           Miscellaneous.

                                (a)           Notices. Any notice hereunder shall be in writing, and delivered or sent by first-class U.S. mail, postage prepaid, addressed to:

                                                (i)            if to the Corporation, at:

                                                                Cardinal Financial Corporation

                                                                8270 Greensboro Drive, Suite 500

                                                                McLean, VA  22102

                                                                Attn: Secretary

                                                (ii)           if to the Optionee, at the address set forth on the Cover Page,

subject to the right of either party, by written notice hereunder, to designate at any time hereafter some other address.

                                (b)           Compliance with Law and Regulations. The Option and the obligation of the Corporation to sell and deliver Option Shares hereunder shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Notwithstanding any other provision of this Agreement, the Option may not be exercised if its exercise, or the receipt of Option Shares pursuant thereto, would be contrary to applicable laws, any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges on which the Corporation’s shares may be listed.

                                (c)           No Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any Option Shares subject to the Option prior to the date of issuance to the Optionee of a certificate or certificates for such Option Shares.

                                (d)           No Employment Rights. Nothing in the Plan, this Agreement or the grant of the Option shall confer upon the Optionee any rights to continued employment or service with the Corporation or an affiliate or shall interfere with the right of the Corporation or the affiliate to terminate the Optionee’s employment or service with the Corporation.

                                (e)           Withholding.  The Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any Federal, state and local taxes required by law to be withheld or collected with respect to the Option.

                                (f)            Reservation of Option Shares; Certain Costs. The Corporation shall keep available sufficient authorized but unissued Option Shares needed to satisfy the requirements of this Agreement. The Corporation shall pay any original issue tax that may be due upon the issuance of Option Shares pursuant to the Option and all other costs incurred by the Corporation in issuing such Option Shares.

                                (g)           Employment by Affiliates. For the purpose of this Agreement, employment by an Affiliate of, or a successor to, the Corporation shall be considered employment by the Corporation. “Affiliate” as used herein shall have the meaning of “subsidiary” or “parent” corporation  (within the meaning of Section 424 of the Code) of the Corporation.

                                (h)           Plan Governs. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by its terms, all of which are incorporated herein by reference. The Plan (as amended from time to time, including amendments adopted after the Grant Date) shall govern in the event of any conflict between this Agreement and the Plan.

                                (i)            Choice of Law. This Agreement shall be construed in accordance with and be governed by the laws of the Commonwealth of Virginia.

                                (j)            Counterparts. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.